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                         CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Brinker International, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                      KPMG Peat Marwick

Dallas, Texas
June 3, 1994